Exhibit 10.16

RECAPITALIZATION AGREEMENT

This Recapitalization Agreement (this “Agreement”), dated as of November 19, 2014, is entered into by and among The Habit Restaurants, Inc., a Delaware corporation (“Habit”), The Habit Restaurants, LLC, a Delaware limited liability company (“Habit LLC”), and the Unit-holders of Habit LLC listed on the signature page hereto. The parties hereto are collectively referred to herein as the “Parties”.

WHEREAS, the Board of Directors of Habit (the “Board”) has determined to effect an underwritten initial public offering (the “IPO”) of shares of Habit’s Class A Common Stock (as defined below) on the terms and subject to the conditions contained in the Underwriting Agreement (as defined below);

WHEREAS, the Parties desire to and hereby agree to effect the Recapitalization Transactions (as defined below) in contemplation of, in connection with and on the date of and prior to, the IPO, subject to the terms and conditions herein; and

WHEREAS, in connection with the consummation of the Recapitalization Transactions and the IPO, the applicable Parties hereto shall enter into the Recapitalization Documents (as defined below).

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings:

“Affiliate” when used with reference to another Person means any Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person. In addition, Affiliates of any Person that is an entity shall include all the directors, managers, officers and employees of such entity in their capacities as such.

“Agreement” has the meaning set forth in the Preamble hereof.

“Board” has the meaning set forth in the Recitals hereof.

“Class A Common Stock” shall mean Class A Common Stock, par value $0.01 per share, of Habit.

“Class B Common Stock” shall mean Class B Common Stock, par value $0.01 per share, of Habit.

“Class A Units” means the Class A Units of Habit LLC as defined in the Existing LLC Agreement.

“Class B Units” means the Class B Units of Habit LLC as defined in the Existing LLC Agreement.

“Class C Units” means the Class C Units of Habit LLC as defined in the Existing LLC Agreement.

“Class D Units” means the Class D Units of Habit LLC as defined in the Existing LLC Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean all classes of common stock of Habit.

“Common Units” means the common units of Habit LLC.

“Conversion of Units” has the meaning set forth in Section 3.a.i hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of The Habit Restaurants, LLC, dated July 10, 2007, as amended on May 30, 2008 and October 30, 2009.

“Habit” has the meaning set forth in the Preamble hereof.

“Habit Charter” has the meaning set forth in Section 3.c hereof.

“Habit LLC” has the meaning set forth in the Preamble hereof.

“Habit Indemnitees” has the meaning set forth in Section 9.a hereof.

“Habit LLC Indemnitees” has the meaning set forth in Section 9.b hereof.

“Habit Registration Rights Agreement” has the meaning set forth in Section 4.c hereof.

“Habit Returns” has the meaning set forth in Section 8.d hereof.

“IPO” has the meaning set forth in the Recitals hereof.

“IPO Closing” means the closing of the sale of the shares of Class A Common Stock in the IPO (without giving effect to any exercise of the underwriters’ over-allotment option).

“IPO Effective Time” means the date and time on which the Registration Statement becomes effective.

“Losses” means any and all deficiencies, judgments, settlements, actions, demands, claims, awards, assessments, liabilities, losses, Taxes, damages (whether direct, indirect, incidental or consequential), interest, fines, penalties, expenses and costs, including reasonable attorneys’ fees.

“New LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of The Habit Restaurants, LLC, to be dated as of the date of the IPO.

“Parties” has the meaning set forth in the Preamble hereof.

“Person” means an individual, a partnership, a joint venture, an association, a corporation, a trust, an estate, a limited liability company, a limited liability partnership, an unincorporated entity of any kind, a governmental entity or any other legal entity.

“Pre-Closing Tax Period” has the meaning set forth in Section 8.c. hereof.

“Pricing” means such date and time as the Board or the pricing committee thereof determines.

“Recapitalization Documents” means the agreements and documents identified in Section 4 hereof and all other agreements and documents entered into in connection with the Recapitalization Transactions identified by the board of managers of Habit LLC.

“Recapitalization Transactions” has the meaning set forth in Section 3 hereof.

“Registration Statement” means the Exchange Act registration statement filed by Habit with the SEC to register the Class A Common Stock in connection with its IPO.

“Representatives” means, with respect to any Person, such Person’s officers, directors, principals, employees, counsel, advisors, auditors, agents, consultants, bankers and other representatives.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall control the management of any such limited liability company, partnership, association or other business entity.

“Survival Period” has the meaning set forth in Section 7.b. hereof.

“Tax” or “Taxes” means any and all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, escheat obligation, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Receivable Agreement” has the meaning set forth in Section 4.d.

“Tax Return” means any Tax-related return, declaration, election, report, claim for refund or information return or statement filed or required to be filed with a Taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

“Transfer Taxes” has the meaning set forth in Section 8.e hereof.

“Underwriting Agreement” means the underwriting agreement, dated as of the IPO Effective Time, by and among Habit and the underwriters of the IPO.

“Unit-holders” means the unit-holders of Habit LLC listed on the signature pages hereto.

“Unit-holder Set-Off Right” has the meaning set forth in Section 9.c.iii hereof.

2. Other Definitional Provisions. In this Agreement, unless otherwise specified or where the context otherwise requires:

a.	the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

b.	words importing any gender shall include other genders;

c.	words importing the singular only shall include the plural and vice versa;

d.	the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

e.	the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

f.	references to “Sections” shall be to Sections of or to this Agreement;

g.	references to any Person include the successors and permitted assigns of such Person;

h.	the use of the words “or,” “either” and “any” shall not be exclusive;

i.	wherever a conflict exists between this Agreement and any other agreement among parties hereto, this Agreement shall control but solely to the extent of such conflict;

j.	references to “$” or “dollars” means the lawful currency of the United States of America;

k.	references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

l.	the parties hereto have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties that this Agreement shall be construed as if drafted collectively by the parties hereto, and that no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

3. Recapitalization. Subject to the terms and conditions hereinafter set forth, and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree to take the following actions described in this Section 3 in the order in which they appear below (collectively, the “Recapitalization Transactions”), which the Parties agree shall occur on the date of and prior to the IPO Closing and the execution of the documents described in Section 5 hereof. The parties hereto agree that the Recapitalization Transactions will occur only after the satisfaction or waiver of all of the closing conditions enumerated in this Agreement.

a.	Conversion of Units. Simultaneously:

i.	Each Unit-holder hereby agrees that, upon the satisfaction of the conditions stated in this Agreement, each of his, her, or its’ Class A Units, Class B Units, Class C Units and Class D Units held, as applicable, will be converted into a number of Common Units as calculated by the board of managers of Habit LLC, based on the amount of proceeds each such Unit-holder would receive upon a hypothetical cash distribution by Habit LLC of an amount equal to the pre-IPO value of Habit LLC based on the Existing LLC Agreement and taking into account such other factors as the Board determines appropriate (the “Conversion of Units”); provided, however that any Common Units converted from Class C Units subject to vesting conditions as of the date of the IPO Closing will be subject to such same vesting conditions.

ii.	No fractional Common Units of Habit LLC will be issued. In lieu of fractional Common Units of Habit LLC, a Party otherwise entitled to a fractional interest in a Common Unit of Habit LLC shall receive the nearest whole number of Common Units of Habit LLC (with fractions equal to exactly 0.5 being rounded up).

b.	Admission of Habit as a member to Habit LLC

i.	Habit LLC will admit Habit as a member of Habit LLC, and Habit will initially hold zero units directly in the LLC.

c.	Issuance of Class B Common Stock

i.	Immediately following the Conversion of Units and pursuant to the Amended and Restated Certificate of Incorporation of Habit (the “Habit Charter”), Habit will issue to each holder of Common Units (other than any holder of Common Units that is Habit or a Subsidiary of Habit) a number of shares of Class B Common Stock equal to the number of Common Units of Habit LLC then held by such holder.

4. Conditions to the Conversion of Units. As a condition to the Conversion of Units, the parties agree to the following:

a.	The board of managers of Habit LLC will adopt the New LLC Agreement of Habit LLC, substantially in the form attached hereto as Exhibit A, such agreement to be effective immediately after the consummation of the Recapitalization Transactions. Upon adoption of the New LLC Agreement, each of the Parties hereto irrevocably and unconditionally waives any rights or claims it had pursuant to the Existing LLC Agreement.

b.	The Board of Habit LLC shall confirm the number of Common Units each Unit-holder will own as a result of the transactions described in Section 3.a.

c.	Each of Habit and certain Unit-holders, shall, and each hereby agrees to, enter into a Registration Rights Agreement of Habit (the “Habit Registration Rights Agreement”), substantially in the form attached hereto as Exhibit B, such agreement to be effective immediately after the consummation of the Recapitalization Transactions.

d.	Each of Habit and certain Unit-holders shall, and each hereby agrees to, enter into a Tax Receivable Agreement (the “Tax Receivable Agreement”), substantially in the form attached hereto as Exhibit C, such agreement to be effective immediately after the consummation of the Recapitalization Transactions.

5. Consent to the Recapitalization Transactions and the IPO.

a.	Each of the Parties hereto hereby acknowledges, agrees and consents to all of the Recapitalization Transactions. Each of the Parties hereto shall take all action necessary or appropriate in order to effect, or cause to be effected, to the extent within its control, each of the Recapitalization Transactions and the IPO.

b.	The Parties hereto shall deliver to each other, as applicable, prior to the date of the IPO Closing executed original copies of each of the Recapitalization Documents to which it is a Party, together with any other documents and instruments necessary or desirable to be delivered in connection with the Recapitalization Transactions.

6. No Liabilities in Event of Termination; Certain Covenants. In the event that Habit determines in writing to abandon the IPO prior to the occurrence of each of the events described in Sections 3, 4 and 5, (i) this Agreement shall automatically terminate and be of no further force or effect except for this Section 6 and Sections 10(c), (f), (g), and (j); and (ii) there shall be no liability on the part of any of the Parties hereto, except that such termination shall not preclude any Party from pursuing judicial remedies for damages and/or other relief as a result of the breach by the other Parties of any representation, warranty, covenant or agreement contained herein prior to such termination. In the event that Habit determines to abandon the IPO after the occurrence of some or all of the events described in Sections 3, 4 and 5, the Parties agree, as applicable, (a) to amend the applicable Recapitalization Documents so that the governance, transfer restrictions, liquidity rights and other provisions therein with respect to Habit LLC and each of its respective direct and indirect subsidiaries correspond in the aggregate in all substantive respects with the provisions contained in the Existing LLC Agreement and (b) to the extent possible and without material adverse effect on any Party, to rescind the other transfers, exchanges and other actions described in Section 3 and consummated prior to such abandonment.

7.	Representations and Warranties.

a.	Representations and Warranties. Each Party hereby represents and warrants to all of the other Parties hereto as follows as of the date of this Agreement, and as of the date of the Recapitalization Transactions:

i.	To the extent such Party is not an individual, such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation. The execution, delivery and performance by such Party of this Agreement and of the applicable Recapitalization Documents, to the extent a Party thereto and to the extent such Party is not an individual, has been duly authorized by all necessary action.

ii.	To the extent such Party is not an individual, such Party has the requisite power, authority and legal right to execute and deliver this Agreement and each of the Recapitalization Documents, to the extent a Party thereto, and to consummate the transactions contemplated hereby and thereby, as the case may be.

iii.

This Agreement and each of the Recapitalization Documents to which it is a Party has been (or when executed will be) duly executed and delivered by such Party and constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

iv.	Neither the execution, delivery and performance by such Party of this Agreement and the applicable Recapitalization Documents, to the extent a Party thereto, nor the consummation by such Party of the transactions contemplated hereby, nor compliance by such Party with the terms and provisions hereof, will, directly or indirectly (with or without notice or lapse of time or both), (i) contravene or conflict with, or result in a breach or termination of, or constitute a default under (or with notice or lapse of time or both, result in the breach or termination of or constitute a default under) the organization documents of such Party (to the extent such Party is not an individual), (ii) constitute a violation by such Party of any existing requirement of law applicable to such Party or any of its properties, rights or assets or (iii) require the consent or approval of any Person, except in the case of clauses (ii) and (iii), as would not reasonably be expected to result in, individual or in the aggregate, a material adverse effect on the ability of such Party to consummate the transaction contemplated by this Agreement.

v.	Such Party (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Recapitalization Transactions. Such Party has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Recapitalization Transactions and has had full access to such other information concerning the Recapitalization Transactions as it has requested. Such Party has received all information that it believes is necessary or appropriate in connection with the Recapitalization Transactions. Such Party is an informed and sophisticated party and has engaged, to the extent such Party deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Such Party is an accredited investor as that term is defined in Regulation D under the Securities Act of 1933. Such Party understands that the securities acquired hereunder have not been registered and agrees to resell such securities pursuant to registration under the Securities Act, pursuant to an available exemption from registration, or, if applicable, in accordance with the provisions of Regulation S under the Securities Act.

b.	Survival. The representation and warranties of the Parties contained in this Agreement shall survive until the third anniversary of the date hereof (the “Survival Period”). In the event any written notice of an indemnification claim is delivered within the Survival Period that asserts a breach of a representation or warranty contained in this Agreement, such representation or warranty shall survive with respect to the applicable underlying claim until such time as such claim is finally resolved.

8. Tax Matters.

a.	Code Section 83(b) Elections. As a protective matter, each Unit-holder that receives Common Units subject to vesting conditions at the time of issuance agrees to timely and properly file an election under Section 83(b) of the Code with respect to such Common Unit and shall promptly provide Habit LLC with a copy of such election.

b.	Tax Forms. Each Party hereto shall, no later than three (3) business days prior to date of the IPO Closing, execute and deliver to each of Habit and Habit LLC an original copy of the applicable IRS Form W-9 or W-8. Habit LLC shall also provide to Habit a certificate described in Treasury Regulations Section 1.1445-11T(d)(2) dated as of the date of the Pricing.

c.	Amendments. Notwithstanding anything in this Agreement or the Recapitalization Documents to the contrary, except as may be required by applicable law, none of Habit, Habit LLC, or their Affiliates or Representatives may amend any Tax Return for any taxable period or portion thereof ending on or before the date of this Agreement (the “Pre-Closing Tax Period”) (including any Tax period beginning before and ending after the date of the IPO) of or with respect to Habit LLC and any of its respective subsidiaries without the consent of KarpReilly, LLC.

d.	Pre-Closing Tax Period Tax Returns. Habit shall prepare or cause to be prepared (i) all Tax Returns of Habit, Habit LLC and their respective Subsidiaries that are required to be filed after the date hereof for any Pre-Closing Tax Period and (ii) all Tax Returns required to be filed with respect to Transfer Taxes described in this Section 8 (collectively, “Habit Returns”).

i.	Not later than thirty (30) days prior to the due date for the filing of a Habit Return, Habit shall provide a copy of such Habit Return to KarpReilly, LLC for review and approval (which approval shall not be unreasonably withheld, conditioned or delayed).

e.	Transfer Taxes. Habit LLC shall be responsible for and shall timely pay all transfer, documentary, sales, use, stamp, registration and other similar Taxes, any conveyance fees or recording charges (collectively, “Transfer Taxes”) incurred in connection with the Recapitalization Transactions or any distribution of cash occurring on the IPO Closing.

f.	Cooperation. Each Party will cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with any Tax matters relating to the matters described herein. The Party requesting such cooperation will pay the reasonable costs and expenses of the cooperating Party.

g.	Post-Closing Transactions. Habit represents and warrants that it does not have a binding obligation or current plan or intention to effect a transaction treated for U.S. federal income tax purposes as a liquidation of any of its Subsidiaries or a merger of one of its Subsidiaries into another Subsidiary or into Habit or another entity, or to transfer substantially all of the assets of any of its Subsidiaries into another entity. Habit will not cause or allow any such actions to be taken (and will not enter into a binding obligation to do so) prior to the two-year anniversary of the IPO without the prior written consent of Karp Reilly, LLC.

9. Indemnification.

a.	Habit. From and after the date of this Agreement, Habit shall indemnify and hold harmless the other Parties hereto and their respective Affiliates (including in the case of any Party that is classified as a partnership for U.S. federal income tax purposes, its direct and indirect beneficial owners) and Representatives other than the Subsidiaries of Habit (collectively, the “Habit Indemnitees”), from and against and in respect of any and all Losses resulting from, arising out of, relating to, or imposed upon or incurred by any Habit Indemnitee by reason of:

i.	any inaccuracy in or breach of any representation or warranty of Habit or its Subsidiaries contained in this Agreement (it being understood that for the sole purpose of determining Losses (and not for purposes of determining whether or not there are any inaccuracies in or breaches of any representation or warranty), the representations and warranties shall not be deemed to be qualified by any references to materiality or material adverse effect or subsequent supplements); and

ii.	any breach by Habit or its Subsidiaries of any covenant or agreement contained in this Agreement.

b.	Habit LLC. From and after the date of this Agreement, Habit LLC shall indemnify and hold harmless the other Parties hereto and their respective Affiliates (including in the case of any Party that is classified as a partnership for U.S. federal income tax purposes, its direct and indirect beneficial owners) and Representatives other than the Subsidiaries of Habit LLC (collectively, the “Habit LLC Indemnitees”), from and against and in respect of any and all Losses resulting from, arising out of, relating to, or imposed upon or incurred by any Habit LLC Indemnitee by reason of:

i.	any inaccuracy in or breach of any representation or warranty of Habit LLC contained in this Agreement (it being understood that for the sole purpose of determining Losses (and not for purposes of determining whether or not there are any inaccuracies in or breaches of any representation or warranty), the representations and warranties shall not be deemed to be qualified by any references to materiality or material adverse effect or subsequent supplements); and

ii.	any breach by Habit LLC of any covenant or agreement contained in this Agreement.

c.	Unit-holders. From and after the date of this Agreement, each Unit-holder shall indemnify and hold harmless the other Parties hereto and their respective Affiliates and Representatives, from and against and in respect of any and all Losses resulting from, arising out of, relating to, or imposed upon or incurred by any Unit-holder Indemnitee by reason of:

i.	any inaccuracy in or breach of any representation or warranty of such Unit-holder contained in this Agreement (it being understood that for the sole purpose of determining Losses (and not for purposes of determining whether or not there are any inaccuracies in or breaches of any representation or warranty), the representations and warranties shall not be deemed to be qualified by any references to materiality or material adverse effect or subsequent supplements); and

ii.	any breach by such Unit-holder of any covenant or agreement contained in this Agreement.

iii.	Habit shall recover any amounts due to it by any such Unit-holder pursuant to claims made under this Agreement from any amounts that, at the time of such claim for indemnification is made or thereafter, are owed but not yet paid by Habit under the applicable Tax Receivable Agreement to such Unit-holder or any transferee or assignee of such Unit-holder’s rights thereunder (and Habit may reduce any such amounts due by, and set-off any such amounts due against the indemnification amounts), regardless of whether any Unit-holder remains a party to such Tax Receivable Agreement (each such right with respect to a Unit-holder, a “Unit-holder Set-Off Right”); provided that if the Board determines that the amount of any indemnification claim owed by any Unit-holder will exceed the amount reasonably expected to be payable to such Unit-holder (or its assignee or transferee) under the applicable Tax Receivable Agreement and thus available to be subject to the Unit-holder Set-Off Right over the 24-month period following the date on which the claim for indemnification was made, then the Habit indemnitee may pursue indemnification against the Unit-holder directly.

10. Miscellaneous.

a.

Amendments and Waivers. This Agreement may be modified, amended or waived only with the written approval of the Board, provided, however that an amendment or modification that would affect any other Party in a manner materially and disproportionately adverse to such Party shall be effective against such Party so materially and adversely affected only with the prior written consent of such Party, such consent not to be unreasonably withheld or delayed. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

b.	Successors, Assigns and Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

c.	Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, provided that a copy of such notice is also sent via nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery with written verification of receipt. All communications shall be sent to such Party’s address as set forth below or at such other address as the Party shall have furnished to each other Party in writing in accordance with this provision:

If to Habit or Habit LLC, to it at:

The Habit Restaurants, LLC

17320 Red Hill Avenue

Suite 140

Irvine, California 92614

Attention: Russell Bendel

Facsimile: (949) 852-4650

E-mail: RBendel@habitburger.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Carl Marcellino

Facsimile: 646.728.1523

E-mail: carl.marcellino@ropesgray.com

with a copy (which shall not constitute notice) to:

Karp Reilly, LLC

Attention: Christopher Reilly

Facsimile: (203) 504-9912

E-mail: creilly@karpreilly.com

d.	Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as another Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

e.	Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the Recapitalization Documents, embodies the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related to the subject matter hereof in any way.

f.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by the laws of the state of Delaware. To the fullest extent permitted by law, no suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in the Delaware Chancery Court, and the Parties hereto hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. To the fullest extent permitted by law, each Party hereto irrevocably waives any right it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each of the Parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim herein.

g.	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

h.	Enforcement. Each Party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching Party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

i.	No Third-Party Beneficiaries. This Agreement shall be solely for the benefit of the Parties and no other Person or entity shall be a third Party beneficiary hereof.

j.	Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. A facsimile signature page (or signature page in similar electronic form) hereto shall be treated by the parties for all purposes as equivalent to a manually signed signature page.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Habit Restaurants, Inc.

By:	/s/ Russell Bendel
Name:	Russell Bendel
Title:	Chief Executive Officer

[Signature Page to Recapitalization Agreement]

Habit Restaurant Holdings 45, Inc.

By:	/s/ Chris Reilly
Name:	Chris Reilly
Title:	President

[Signature Page to Recapitalization Agreement]

Habit Restaurant Holdings 25, Inc.

By:	/s/ Chris Reilly
Name:	Chris Reilly
Title:	President

[Signature Page to Recapitalization Agreement]

Habit Restaurant Holdings 15, Inc.

By:	/s/ Chris Reilly
Name:	Chris Reilly
Title:	President

[Signature Page to Recapitalization Agreement]

Habit Restaurant Holdings 10, Inc.

By:	/s/ Chris Reilly
Name:	Chris Reilly
Title:	President

[Signature Page to Recapitalization Agreement]

Habit Restaurant Holdings 5, Inc.

By:	/s/ Chris Reilly
Name:	Chris Reilly
Title:	President

[Signature Page to Recapitalization Agreement]

EXHIBIT A

FORM OF HABIT AMENDED AND RESTATED LLC AGREEMENT

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

FORM OF TAX RECEIVABLE AGREEMENT